Exhibit 23.2

                                 Larry O'Donnell
                        2228 South Fraser Street, Unit 1
                                Aurora, CO 80014
                                 (303) 745-4545
September  17,  2003

U.S.  Securities  and  Exchange  Commission
Division  of  Corporation  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549

Re:  Telecommunication  Products,  Inc.  -  Form  S-8

Dear  Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 6, 2003, Telecommunication Products, Inc.'s audited financial statements for the period ended March 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/S/  LARRY  O'DONNELL
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LARRY  O'DONNELL